NEWS RELEASE

GENEVA RESOURCES, INC. REPORTS ON GOLD MINERALIZATION AT VILCORO GOLD PROPERTY, PERU

       RENO, N.V., July 18, 2007/PRNewswire-FirstCall/, Geneva Resources, Inc. ("Geneva") (symbol OTCBB-GVRS) President, Marcus Johnson, and Lori McClenahan, President of St. Elias Mines Ltd. ("St. Elias"), provide the following update with respect to the ongoing Phase I exploration program at the Vilcoro Gold Property (the "Property") located in north-central Peru: results from 256 channel samples have confirmed disseminated mineralization and so far defined two mineralized trends at the Property. Geneva has an option to earn a 66% interest in the Property from St. Elias.

       A total of 256 channel samples and 28 check samples have been collected to date from outcrops, trenches and underground workings. Most of the channel samples are 3 to 5 meters long. This work has defined two mineralized trends referred to as the Main Trend and the South Trend. Six individual mineralized zones (Zones 1 through 6) have been identified within the Main Trend and three individual mineralized zones (Zones A though C) have been identified within the South Trend. The South Trend lies approximately 200 meters to the south of the Main Trend and comprises an east-west alignment (parallel to the Main Trend) of mineralized hydrobreccia occurrences in three zones

       MAIN TREND

       The Main Trend extends for 1.1 km in an east-west direction with an average width of 60 meters in a north-south direction and is currently defined by 174 channel samples. The Main Trend encompasses one higher-grade zone (Zone 1) and five lower-grade zones (Zones 2 to 6). The Main Trend is open to the east and west, as are most of the individual zones within the Main Trend.

       Zone 1 is a continuous zone of gold-silver mineralization measuring 120 meters by 20 meters. All samples are from old underground workings. Eighty-three channel samples have a weighted arithmetic average grade of 3.43 g/t gold excluding a very high-grade sample that assayed 842 g/t gold.

       Zone 2 is 120 meters east of Zone 1 and is defined by nine samples with an average grade of 0.51 g/t gold across an area measuring 60 meters by 25 meters.

       Zone 3 is 250 meters east of Zone 1 and is defined by nine samples with an average grade of 0.54 g/t gold across an area measuring 30 meters by 10 meters.

       Zone 4 is 60 meters south of Zone 1 and is defined by eight samples with an average grade of 0.36 g/t gold across an area measuring 50 meters by 10 meters.

       Zone 5 is 110 meters west of Zone 1 and comprises a 30-m-long trench from which eight continuous samples returned an average grade of 0.17 g/t gold.

       Zone 6 is about 700 meters west of Zone 1 and comprises eight tunnel and trench samples with an average grade of 0.54 g/t gold across 40 meters.

Geneva Resources Inc. - Cont'd

       SOUTH TREND

       The South Trend lies approximately 200 meters to the south of, and strikes parallel to, the Main Trend and comprises an east-west alignment of mineralized hydrobreccia occurrences in three zones (Zones A through C). It is not as well defined as the Main Trend because only 8 samples have been collected to date.

       Zone A: 9 meters grading 0.41 g/t gold (3 samples)

       Zone B: 10 meters grading 0.71 g/t gold (3 samples)

       Zone C: 5.4 meters grading 0.85 g/t gold (2 samples).

       Management is very pleased with this evidence of disseminated mineralization on the Vilcoro Property with grades that are comparable to what is presently being mined at the giant Yanacocha Mine (average ore grade 0.8 g/t), and is continuing fieldwork at Vilcoro with emphasis on additional trenching between the individual zones on the Main Trend.

       Sample preparation and analytical work was undertaken at ALS Chemex SA laboratory (an ISO-certified facility) in Lima, Peru, using standard industry practice fire assay with an atomic absorption finish.

       The Vilcoro Gold Property comprises 1,600 hectares and lies along the same geological belt of Tertiary rocks that hosts many multi-million-ounce deposits in northern Peru such as Newmont's Yanacocha Mine (+40 million oz gold) and Barrick's Pierina deposit (8 million oz. gold). The Property is favorably located adjacent to the claim block that covers the Lagunas Norte mine (+9 million oz gold) recently put into production by Barrick Gold in the Alto Chicama mining district of central Peru.

       Geneva Resources, Inc. is a mineral exploration company participating in known mineral producing regions. The Company is focused on the exploration and advancement of well-defined gold, copper and mineral prospects. Geneva Resources' current exploration initiatives include Central Peru; Nigeria, Africa; Saskatchewan, Canada, and Panama.

For further information see: www.genevaresourcesinc.com

Symbol: OTCBB - GVRS; Frankfurt/Berlin Symbol - R3M, WKN No.: A0MMCN; ISIN: US3722371073

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Geneva Resources Inc. - Cont'd

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